Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-200417) on Form S-1 of Talon International, Inc. and subsidiaries of our report dated March 16, 2015, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the captions "Selected Consolidated Financial Data” and “Experts" in such Prospectus.

/s/ SingerLewak LLP
SingerLewak LLP

Los Angeles, California
March 20, 2015